As filed with the Securities and Exchange Commission on March 6, 2006
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HARRIS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	34-0276860 (I.R.S. Employer Identification No.)

1025 West NASA Boulevard
Melbourne, Florida 32919
(321) 727-9100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Scott T. Mikuen, Esq.
Vice President — Associate General Counsel and Corporate Secretary
HARRIS CORPORATION
1025 West NASA Boulevard
Melbourne, Florida 32919
(321) 727-9100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Robert J. Grammig, Esq. Ivan A. Colao, Esq. Holland & Knight LLP 50 North Laura Street, Suite 3900 Jacksonville, Florida 32202 (904) 353-2000	Andrew J. Pitts, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 (212) 474-1000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of each class of	Amount to be	offering price per	aggregate offering	registration
securities to be registered(1)	registered (1)	unit(1)	price(1)	fee(2)
Debt Securities(3)				$0
Preferred Stock, without par value(4)				$0
Common Stock, par value $1.00 per share and related preferred stock purchase rights(4)(5)(6)				$0
Depositary Shares(4)(7)				$0
Stock or Debt Warrants(8)				$0

(Notes Continued on Next Page)

1. An indeterminate aggregate offering or number of securities of each class identified is being registered as may be offered from time to time at indeterminate prices. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering prices per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement.
2. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee and will pay such fee subsequently in advance or on a “pay-as-you-go” basis, except for $16,180 that has already been paid with respect to the $200,000,000 aggregate offering price of securities that were previously registered pursuant to Registration Statement No. 333-108486 filed with the SEC on September 3, 2003, and were not sold thereunder. In accordance with Rule 457(p), the unused amount of the registration fee paid with respect to Registration Statement No. 333-108486 shall be applied to pay the first $16,180 of the registration fee that will be payable with respect to this registration statement.
3. Including debt securities as may from time to time be issued upon conversion into or exchange for or exercise of other debt securities, shares of preferred stock or warrants registered hereunder, to the extent any of such debt securities, shares of preferred stock or warrants are, by their terms, convertible into or exchangeable or exercisable for debt securities.
4. In addition to any shares of preferred stock, depositary shares or shares of common stock that may be issued directly under this registration statement, there are being registered hereunder shares of preferred stock, depositary shares or shares of common stock as may from time to time be issued upon conversion or exchange of debt securities, shares of preferred stock or depositary shares, or upon the exercise of warrants, as the case may be. No separate consideration will be received for any shares of preferred stock, depositary shares or shares of common stock so issued upon conversion or exchange of preferred stock, depositary shares or debt securities.
5. Including such shares of common stock as the registrant may elect from time to time to issue in connection with the payment of dividends on preferred stock, to the extent dividends on any of such shares of preferred stock are, by their terms, able to be satisfied by the issuance of shares of common stock.
6. This registration statement also relates to preferred stock purchase rights which are attached to all shares of common stock. Prior to the occurrence of certain events, the preferred stock purchase rights are not exercisable, are evidenced by the certificates or book entry statements representing the common stock and are transferred with and only with the common stock. The value attributable to the rights, if any, is reflected in the value of the common stock and no separate consideration is to be received for the rights.
7. There are being registered hereunder depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrant elects to offer to the public fractional interests in shares of the preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests, and the shares of preferred stock will be issued to the depositary under the deposit agreement.
8. Warrants to purchase debt securities, preferred stock or common stock of the registrant may be sold separately or with debt securities, preferred stock, depositary shares or common stock of the registrant.

PROSPECTUS
Harris Corporation
Debt Securities, Preferred Stock, Common Stock,
Depositary Shares and Warrants

     By this prospectus, Harris may offer from time to time securities, which may include:
•	debt securities

•	shares of preferred stock

•	shares of common stock

•	fractional interests in shares of preferred stock represented by depositary shares

•	warrants to purchase debt securities

•	warrants to purchase shares of preferred stock

•	warrants to purchase shares of common stock
     When we decide to sell particular securities, we will provide you with the specific terms and the public offering price of the securities we are then offering in one or more prospectus supplements to this prospectus. The prospectus supplement may add to, change or update information contained in this prospectus. The prospectus supplement may also contain important information about U.S. Federal income tax consequences. You should read this prospectus, together with any prospectus supplements and information incorporated by reference in this prospectus and any prospectus supplements, carefully before you decide to invest.
     Our common stock is listed for trading on the New York Stock Exchange under the symbol “HRS.” Any common stock sold pursuant to this prospectus or any prospectus supplement will be listed on that exchange, subject to official notice of issuance. Each prospectus supplement to this prospectus will contain information, where applicable, as to any other listing on any national securities exchange or The Nasdaq Stock Market of the securities covered by the prospectus supplement.
     These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangement with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

     Investing in our securities involves risks. See “Risk Factors” on page 6 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is March 6, 2006.

     You should rely only on the information contained in or incorporated by reference in this prospectus or any applicable prospectus supplement or other offering material filed or provided by us. We have not authorized anyone to provide you with different information. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or a prospectus supplement or any such other offering material is accurate as of any date other than the date on the front of this prospectus or such prospectus supplement or any such other offering material, as applicable. Our business, financial condition, results of operations and prospects may have changed since that date.

About This Prospectus
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process or continuous offering process, which allows us to offer and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings.
     This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will describe the specific terms of the securities we are then offering. Each prospectus supplement will also contain specific information about the terms of the offering it describes, including the specific amounts, prices and terms. That prospectus supplement may include additional risk factors about us and the terms of that particular offering. Prospectus supplements may also add to, update or change the information contained in this prospectus. In addition, as we describe in the section entitled “Where You Can Find More Information,” we have filed and plan to continue to file other documents with the SEC that contain information about us and the business conducted by us and our subsidiaries. Before you decide whether to invest in any of these securities, you should read this prospectus, the prospectus supplement that further describes the offering of these securities and the information we file with the SEC.
     In this prospectus, references to “company,” “we,” “us,” “our” and “Harris” refer to Harris Corporation and do not include any of its subsidiaries in the context of the issuer of securities. In other contexts, references to “company,” “we,” “us,” “our” and “Harris” may also include subsidiaries of Harris Corporation. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires. References to “securities” refer collectively to the debt securities, preferred stock, common stock, depositary shares and warrants offered by this prospectus.
Incorporation of Certain Documents by Reference
     Some of the information that you may want to consider in deciding whether to invest in the securities is not included in this prospectus, but rather is “incorporated by reference” to certain reports that we have filed with the SEC. This permits us to disclose important information to you by referring to those documents rather than repeating them in full in this prospectus. The information incorporated by reference in this prospectus is considered part of this prospectus, except for any information that is superseded, and contains important business and financial information.
     We incorporate by reference the following documents which have been filed with the SEC:
•	our Annual Report on Form 10-K for the fiscal year ended July 1, 2005, including portions of our Proxy Statement for our 2005 Annual Meeting of Shareholders to the extent specifically incorporated by reference therein;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2005 and December 30, 2005; and

•	our Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 or Item 7.01 thereof) filed with the SEC on July 6, 2005; August 1, 2005; September 1, 2005; September 2, 2005; September 19, 2005; September 20, 2005; October 28, 2005; November 3, 2005; and March 2, 2006.
     All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act,” from the date of this prospectus until the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference. The information contained on our website (http://www.harris.com) is not incorporated into this prospectus.
     We will provide without charge to each person, including any beneficial owner of securities offered under this prospectus, to whom a prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents that have been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents or this prospectus. You should direct any such requests to us at the following address:
Harris Corporation
1025 West NASA Boulevard
Melbourne, Florida 32919
Attention: Corporate Secretary
     You may also request such documents by calling our Corporate Secretary at (321) 727-9100.
     Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement or to the documents incorporated by reference therein, each such statement being qualified in all material respects by such reference.
     Any statement made in a document incorporated by reference or deemed incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is incorporated or deemed incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Where You Can Find More Information
     We are subject to the information reporting requirements of the Exchange Act and, accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website (http://www.sec.gov). You may also read and copy any document we file with the SEC at its public reference room:
Public Reference Room
100 F. Street, N.E.
Washington, D.C. 20549
     You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC, 100 F. Street, N.E., Room 1024, Washington, DC 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operations of the public reference facility and copying charges. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
Cautionary Statement About Forward-Looking Statements
     This prospectus and the documents incorporated in this prospectus by reference contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act,” and Section 21E of the Exchange Act, that involve risks and uncertainties, as well as assumptions that, if they do not materialize or prove correct, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements: of our plans, strategies and objectives for future operations; concerning new products, services or developments; regarding future economic conditions, performance or outlook; as to the outcome of contingencies; as to the value of our contract awards and programs; of expected cash flows or capital expenditures; of belief or expectation; and of assumptions underlying any of the foregoing. Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions. You should not place undue reliance on forward-looking statements, which reflect management’s opinions only as of the date of this prospectus. Forward-looking statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act. We caution investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements.
     Our consolidated results and the forward-looking statements could be affected by many factors, including:

•	our participation in markets that are often subject to uncertain economic conditions, which makes it difficult to estimate growth in our markets and, as a result, future income and expenditures;

•	our dependence on the U.S. Government for a significant portion of our revenue, as the loss of this relationship or a shift in U.S. Government funding could have adverse consequences on our future business;

•	potential changes in U.S. Government or other customer priorities due to program reviews or revisions to strategic objectives, including termination of or potential failure to fund U.S. Government contracts;

•	risks inherent in large long-term fixed price contracts, particularly the risk that we may not be able to contain cost overruns;

•	financial and government and regulatory risks relating to international sales and operations, including fluctuations in foreign currency exchange rates and the effectiveness of our currency hedging program, and in certain regions, such as the Middle East, risks of instability, violence and armed conflict;

•	our ability to continue to develop new products that achieve market acceptance;

•	the consequences of future geopolitical events, which may affect adversely the markets in which we operate, our ability to insure against risks, our operations or our profitability;

•	strategic acquisitions and the risks and uncertainties related thereto, including our ability to manage and integrate acquired businesses;

•	the performance of critical subcontractors or suppliers;

•	potential claims that we are infringing the intellectual property rights of third parties;

•	the successful resolution of patent infringement claims and the ultimate outcome of other contingencies, litigation and legal matters;

•	customer credit risk;

•	the fair values of our portfolio of passive investments, which values are subject to significant price volatility or erosion;

•	risks inherent in developing new technologies;

•	the potential impact of hurricanes on our operations in Florida and the potential impact of earthquakes on our operations in California;

•	general economic conditions in the markets in which we operate; and

•	the risks described from time to time in our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and other filings under the Exchange Act.
     The forward-looking statements represent our estimates and assumptions only on the date they were made and we undertake no obligation, other than imposed by law, to update or revise any forward-looking statements or to update the reasons why actual results could differ materially from those projected in the forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on these forward-looking statements, which reflect our management’s opinions only as of the date of this prospectus or the date of any document incorporated by reference. Forward-looking statements involve a number of risks or uncertainties including, but not limited to, the risks referred to under the heading “Risk Factors” on page 6 of this prospectus. All forward-looking statements are qualified by and should be read in conjunction with those risk factors.

About Harris
     We are an international communications and information technology company focused on providing assured communications products, systems and services for government and commercial customers. Our operating divisions serve markets for government communications, secure tactical radio, microwave and broadcast systems.
     Harris was incorporated in Delaware in 1926 as the successor to three companies founded in the 1890s. Our principal executive offices are located at 1025 West NASA Boulevard, Melbourne, Florida 32919, and our telephone number is (321) 727-9100. Our common stock is listed on the New York Stock Exchange under the symbol “HRS.” On February 1, 2006, we employed approximately 13,400 people. We sell products in more than 150 countries.
     We are structured primarily around the markets we serve and operate in four business segments: (1) Government Communications Systems, (2) RF Communications, (3) Microwave Communications and (4) Broadcast Communications. Our Government Communications Systems segment engages in advanced research and develops, designs, produces and services advanced communication and information processing systems, primarily for the U.S. Department of Defense and various other agencies of the U.S. Government. Our RF Communications segment performs advanced research and develops, designs, manufactures, sells and services secure tactical radio products, primarily to and for the U.S. Department of Defense and various international defense agencies. Our Microwave Communications segment designs, manufactures, sells and services microwave radio products; and develops, designs, produces, sells and services network management systems, primarily to and for cellular network providers and private network users. Our Broadcast Communications segment designs, manufactures, sells and services television and radio transmission products; high-performance video systems and products; software solutions related to automation, asset management control and workflow; and broadcast networking systems and products, primarily to and for radio and television broadcasters as well as governmental agencies.
     For the most part, each business segment has its own marketing, engineering, manufacturing and product service and maintenance organization. We produce most of the products we sell.
Risk Factors
     Investing in our securities involves risk. You should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the caption “Forward-Looking Statements and Factors that May Affect Future Results” included in our Annual Report on Form 10-K for the fiscal year ended July 1, 2005, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.
Ratio of Earnings to Fixed Charges
     Our consolidated ratio of earnings to fixed charges for each of the periods indicated is set forth below.
     We compute the ratio of earnings to fixed charges by dividing (i) earnings (loss), which consists of net income from continuing operations before income taxes plus fixed charges and amortization of capitalized interest less interest capitalized during the period and adjusted for undistributed earnings in equity investments, by (ii) fixed charges, which consist of interest expense, capitalized interest and the portion of rental expense under operating leases estimated to be representative of the interest factor.
     Our fixed charges do not include any dividend requirements with respect to preferred stock because, as of the date of this prospectus and for the five preceding fiscal years and six months ended December 30, 2005, we have had no preferred stock outstanding.

Two Quarters
	ended	Year ended
	December 30,	July 1,	July 2,	July 27,	June 28,	June 29,
	2005	2005	2004	2003	2002	2001
Ratio of earnings to fixed charges	7.66x	10.04x	7.22x	3.83x	4.73x	2.92x
Use of Proceeds
     Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of any securities offered by this prospectus for some or all of the following purposes:
•	repayment or refinancing of a portion of our existing short-term and long-term debt;

•	capital expenditures;

•	additional working capital;

•	acquisitions; and

•	other general corporate purposes.
     Our management will retain broad discretion in the allocation of the net proceeds from the sale of these securities. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing instruments or other investment-grade securities or use the net proceeds to reduce our short-term indebtedness.

Description of Debt Securities
     The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities and provisions of the indentures that will govern the debt securities, and is not complete. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities.
     The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued under an indenture dated as of September 3, 2003, between us and The Bank of New York, as trustee. This indenture is referred to as the “senior indenture.” The subordinated debt securities will be issued under an indenture dated as of September 3, 2003 between us and The Bank of New York, as trustee. This indenture is referred to as the “subordinated indenture.” The senior indenture and the subordinated indenture are together called the “indentures.”
     The following is a summary of the most important provisions of the indentures. The following summary does not purport to be complete, and is subject to, and qualified in its entirety by reference to, all of the provisions of each indenture. Copies of the entire indentures are exhibits to the registration statement of which this prospectus is a part. Unless either the senior indenture or the subordinated indenture is specified, section references below are to the section in each indenture. The indentures are incorporated by reference. We encourage you to read our indentures because the applicable indenture and not this description sets forth your rights as a holder of our debt securities. In this section, unless otherwise indicated or the context otherwise requires, references to “Harris,” “we,” “us” or “our” refer solely to Harris Corporation and not its subsidiaries.
General Terms
     Neither indenture limits the amount of debt securities that we may issue. Each indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated to all senior indebtedness as set forth below. None of our subsidiaries will have any obligations with respect to the debt securities. Therefore, our rights and the rights of our creditors, including holders of senior debt securities and subordinated debt securities, to participate in the assets of any subsidiary will be subject to the prior claims of the creditors of our subsidiaries.
     The debt securities may be issued in one or more separate series of senior debt securities and/or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:
•	whether the debt securities are senior debt securities or subordinated debt securities;

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount of the debt securities of the series;

•	the maturity date or dates or the method by which any such date shall be determined;

•	the interest rate or rates, or the method of determining those rates;

•	the places where payments may be made;

•	any mandatory or optional redemption provisions;

•	any sinking fund or analogous provisions;

•	the portion of principal amount of the debt security payable upon acceleration of maturity if other than the full principal amount;

•	any deletions of, or changes or additions to, the events of default or covenants as they apply to the series;

•	whether the provisions of the indenture described under “ — Satisfaction and Discharge; Defeasance” will be applicable to the series of debt securities;

•	if other than U.S. dollars, the currency, currencies or composite currencies in which payments on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

•	whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons for any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

•	any conversion or exchange provisions; and

•	any other specific terms of the debt securities not inconsistent with the applicable indenture.
(Section 2.03)
     We may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing holders of securities of that series.
     Unless we otherwise specify in the prospectus supplement, the debt securities will be registered debt securities denominated in U.S. dollars issued in denominations of $1,000 or an integral multiple of $1,000.
     Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own competent tax and financial advisors on these important matters.
     Unless we specify otherwise in the applicable prospectus supplement, the covenants contained in the indentures will not provide special protection to holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.
Exchange, Registration and Transfer
     Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency which is maintained for these purposes. No service charge will be payable upon the transfer or exchange, except for any applicable tax or governmental charge.
     The designated security registrar in the United States for the senior debt securities and the subordinated debt securities is The Bank of New York, located at 101 Barclay Street, Floor 8W, New York, New York 10286.
     In the event of any redemption in part of any series of debt securities, we will not be required to:
•	register the transfer of, or exchange, any debt securities of that series for a period of 15 days before the day of mailing of the relevant notice of redemption; or

•	register the transfer of, or exchange, any security selected for redemption, in whole or in part, except the unredeemed portion of any security being redeemed in part. (Section 2.08)

Payment and Paying Agent
     We will make payments on the debt securities at the respective times and places and in the manner mentioned in the debt securities and in the applicable indenture. We will pay interest upon global securities by wire transfer of immediately available funds to the depositary for those global securities. We will pay the interest on debt securities in definitive registered form, other than interest payable at maturity (or on the date of redemption if the debt security is redeemed by us before maturity), by check mailed to the address of the person entitled to payment as shown on the security register. We will pay principal and interest at maturity or upon redemption in immediately available funds against presentation and surrender of the debt security. With respect to a holder of $10,000,000 or more in aggregate principal amount of debt securities in definitive registered form, however, that holder may receive payments of interest by wire transfer of immediately available funds upon written request to the applicable trustee or the paying agent as provided in the form of debt security. The applicable trustee will cancel all debt securities when and as paid. (Section 5.01)
     If we issue debt securities in definitive registered form, we will at all times until the payment of the principal of those debt securities maintain an office or agency in the Borough of Manhattan, the City and State of New York, where a holder may present debt securities for transfer and exchange as provided in the applicable indenture, where a holder may present those debt securities for payment, and where a holder may serve notices or demands in respect of those debt securities or of the applicable indenture. If we at any time do not maintain such an office or agency, or fail to give notice to the applicable trustee of any change in the location of such office or agency, holders may make presentation and demand and may serve notice in respect of the debt securities or of the applicable indenture at the corporate trust office of the applicable trustee. In addition to such office or agency, we may from time to time designate one or more other offices or agencies where a holder may present the debt securities for any or all of the purposes specified above, and we may constitute and appoint one or more paying agents for the payment of those debt securities in one or more other cities, and may from time to time rescind those designations and appointments. No such designation, appointment or rescission, however, will in any manner relieve us of our obligation to maintain such office and agency in the Borough of Manhattan, when and for the purposes mentioned above. Subject to the provisions of the applicable indenture, the applicable trustee will not be liable or responsible for the application of any funds transmitted to or held by any paying agent (other than itself) for the purpose of paying debt securities. If funds transmitted to or held by any paying agent for such purpose are not applied to such purpose, we will furnish the applicable trustee or a paying agent with funds to be applied to the payment of debt securities equal to the funds not so applied by such other paying agent. (Section 5.02)
     Subject to the requirements of applicable abandoned property laws, the trustee and paying agent shall pay to us any money held by them for payments on the debt securities that remain unclaimed for two years after the amount became due and payable. After payment to us, holders entitled to the money must look to us for payment as general creditors. In that case, all liability of the trustee or paying agent with respect to that money will cease. (Section 5.08)
     Our paying agent in the United States for the senior debt securities and the subordinated debt securities is The Bank of New York, located at 101 Barclay Street, Floor 8W, New York, New York 10286.
Global Securities
     The debt securities of a series may be issued in whole or in part in the form of one or more global securities. Unless we specify otherwise in the applicable prospectus supplement, the following terms will apply to global securities issued by us. The Depository Trust Company (or “DTC”), New York, NY, will act as securities depository for the debt securities. The debt securities will be issued as fully registered global securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC.
     Beneficial interests in the debt securities will be shown on, and transfers thereof will be affected only through, records maintained by DTC and its direct and indirect participants. Investors may elect to hold interests in the debt securities through DTC if they are participants in the DTC system, or indirectly through organizations which are participants in the DTC system.

     DTC has informed us that DTC is:
•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
     DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the Securities and Exchange Commission.
     Purchases of debt securities under the DTC system must be made by or through Direct Participants, which receive a credit for such debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (a “Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmations from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities except in the event that use of the book-entry system for the debt securities is discontinued. As a result, the ability of a person having a beneficial interest in the debt securities to pledge such interest to persons or entities that do not participate in the DTC system, or to otherwise take actions with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest. In addition, the laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer debt securities evidenced by the global debt securities will be limited to such extent.
     To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities. DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
     Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the debt securities. Under its usual procedures, DTC mails an Omnibus Proxy to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Payments of principal, interest and premium, if any, on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility and disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
     Investors electing to hold their debt securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings on the settlement date against payment in same-day funds within DTC effected in U.S. dollars.
     Secondary market sales of book-entry interests in the debt securities between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled using the procedures applicable to United States corporate debt obligations in DTC’s Settlement System.
     If (1) DTC is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, (2) we in our sole discretion determine not to have the debt securities represented by one or more global securities or (3) an event of default with respect to the debt securities has occurred and is continuing, we will issue individual debt securities in exchange for the global security or securities representing the debt securities. Individual debt securities will be issued in denominations of $1,000 and integral multiples thereof.
     We will not have any responsibility or obligation to participants in the DTC system or the persons for whom they act as nominees with respect to the accuracy of the records of DTC, its nominee or any Direct or Indirect Participant with respect to any ownership interest in the debt securities, or with respect to payments to or providing of notice for the Direct Participants, the Indirect Participants or the beneficial owners of the debt securities.
     The information in this section concerning DTC and its book-entry systems has been obtained from sources that we believe to be reliable. Neither we, the trustee nor the underwriters, dealers or agents are responsible for the accuracy or completeness of this information.
Practical Implications of Holding Debt Securities in Street Name
     Investors who hold debt securities in accounts at banks or brokers will not generally be recognized by us as the legal holders of debt securities. Since we recognize as the holder the bank or broker, or the financial institution the bank or broker uses to hold its debt securities, it is the responsibility of these intermediary banks, brokers and other financial institutions to pass along principal, interest and other payments on the debt securities, either because they agree to do so in their agreements with their customers, or because they are legally required to do so. If you hold debt securities in street name, you should check with your own institution to find out:
•	how it handles securities payments and notices;

•	whether it imposes additional fees or charges;

•	how it would handle voting and related issues if such issues were to arise;

•	how it would pursue or enforce rights under the debt securities if there were a default or other event triggering the need for direct holders to act to protect their interests; and

•	whether and how it would react on other matters which are important to persons who hold debt securities in “street name.”

Optional Redemption
     Unless we specify otherwise in the applicable prospectus supplement, we may redeem the debt securities at any time at our option, in whole or in part, at a “make-whole” redemption price equal to the greater of:
(1) 100% of the principal amount of the debt securities being redeemed; and
(2) the sum of the present values of the remaining scheduled payments of the principal and interest (other than interest accruing to the date of redemption) on the debt securities being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, as defined below, plus the number, if any, of basis points specified in the applicable prospectus supplement.
     In each case, we will pay accrued interest on the principal amount of the debt securities being redeemed to the redemption date.
     “Comparable Treasury Issue” means, with respect to the debt securities, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the debt securities being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such debt securities.
     “Comparable Treasury Price” means, with respect to any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Independent Investment Banker” means one of the Reference Treasury Dealers that Harris appoints to act as the Independent Investment Banker from time to time.
     “Reference Treasury Dealer” means (1) four primary U.S. government securities dealers in New York City (each, a “Primary Treasury Dealer”) selected by Harris, and in each case, their respective successors; provided, however, that if any of such dealers ceases to be a Primary Treasury Dealer, Harris will appoint another Primary Treasury Dealer as a substitute and (2) any other Primary Treasury Dealers selected by Harris.
     “Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by the Reference Treasury Dealer at 5:00 p.m. New York City time on the third business day preceding the redemption date for the debt securities being redeemed.
     “Treasury Rate” means, with respect to any redemption date, the rate per year equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided, however, that, if no maturity is within three months before or after the Remaining Life of the debt securities to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.
     If Harris elects to redeem less than all of the debt securities of a series, then the trustee will select the particular debt securities of such series to be redeemed in a manner it deems appropriate and fair.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of the debt securities to be redeemed. The notice of redemption will state, among other things, the series of debt securities to be redeemed, the amount of debt securities to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of debt securities to be redeemed. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the debt securities or the portions called for redemption.
Limitation on Consolidation, Merger and Certain Sales or Transfers of Assets
     The indentures provide that we may not, in a single transaction or a series of related transactions, consolidate or merge with or into any other person, or sell or transfer all or substantially all our properties and assets to any other person, unless:
•	the person formed by or resulting from any such consolidation or merger, or which has received the transfer of all or substantially all of our property and assets, will assume the due and punctual performance and observance of all of the covenants and conditions to be performed or observed by us under the applicable indenture; and

•	we, such person or such successor person, as the case may be, immediately after such consolidation, merger, sale or transfer, will not be in default in the performance of any covenant or condition under the applicable indenture.
     In addition, the senior indenture provides that we may not engage in such a consolidation, merger, sale or transfer if, upon such transaction becoming effective, any of our property or assets would become or be subject to any mortgage or other lien (an “additional lien”), other than liens existing thereon prior thereto and certain liens permitted under the covenant described under “— Additional Terms Applicable to Senior Debt Securities — Covenants in the Senior Indenture — Limitation on Liens,” unless (1) prior to such consolidation, merger, sale or transfer all of the outstanding debt securities under the senior indenture shall be directly secured (equally and ratably with any of our other indebtedness then entitled thereto) by a mortgage or other lien ranking prior to such additional lien, in form satisfactory to the trustee under the senior indenture, on all of our property and assets, and accretions thereto, which would, upon such consolidation, merger, sale or transfer, become subject to such additional lien, such mortgage or other lien securing the debt securities under the senior indenture to be effective for so long as such property and assets shall remain subject to such additional lien, or (2) we make effective provision whereby all debt securities under the senior indenture outstanding immediately after such consolidation, merger, sale or transfer will be secured directly by a mortgage or other lien in a form satisfactory to the trustee under the senior indenture equally and ratably with (or prior to) any and all obligations, indebtedness and claims secured by such additional lien, upon our property and assets (or the property and assets of the person resulting from or surviving such consolidation or merger, if not us, or the person to which such sale or transfer shall have been made, as the case may be) as are subject to such additional lien, such mortgage or other lien securing the debt securities to be effective for so long as such property and assets shall remain subject to such additional lien. (Section 12.01)
     In the event of any such sale or transfer (other than a transfer by way of lease), we, or any successor person that has become a successor person in the manner described in the applicable indenture and assumes our obligations under the indenture and subsequently consummates a permitted sale or transfer (other than a transfer by way of lease), will be discharged from all obligations and covenants under the indenture and the debt securities. (Section 12.02)
Events of Default, Notice and Waiver
     Each indenture defines an event of default with respect to any series of debt securities as one or more of the following events:
•	we fail to pay interest on any debt securities of the series for a period of 30 days after payment is due;

•	we fail to pay the principal of, or any premium on, any debt securities of that series when due;

•	we fail to comply with any other agreements contained in the debt securities of that series or the applicable indenture for 90 days after being given notice from the trustee or after notice has been given to us and the trustee from the holders of 25% of the outstanding debt securities of such series;

•	certain events involving our bankruptcy, insolvency or reorganization; and

•	we default under any mortgage, indenture or instrument related to any of our indebtedness (other than debt securities of the series) which default either (i) is caused by a failure to pay when due any principal of such indebtedness the principal amount of which, together with the principal amount of any other such indebtedness under which there is a payment default, aggregates $50 million or more within the grace period provided for in such indebtedness, which failure continues beyond any applicable grace period, or (ii) results in such indebtedness aggregating $50 million or more becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such payment default is not cured or such acceleration is not rescinded or annulled within 10 days after written notice to us by the applicable trustee or to us and the applicable trustee by holders of at least 25 percent in aggregate principal amount of such series of debt securities then outstanding.
(Section 7.01)
     A prospectus supplement may describe whether we have entered into a supplemental indenture that will omit, modify or add to the foregoing events of default.
     An event of default for one series of debt securities is not necessarily an event of default for any other series of debt securities. (Section 7.01)
     Each indenture requires the trustee under that indenture to give the holders of a series of debt securities notice of a default for that series within 90 days unless the default is cured or waived under that indenture. However, the trustee may withhold this notice if it determines in good faith that it is in the interest of those holders. The trustee may not, however, withhold this notice in the case of a payment default. (Section 7.07)
     Each indenture provides that if an event of default for any series of debt securities other than an event of default relating to bankruptcy, insolvency, or reorganization occurs and is continuing, either the trustee under that indenture or the holders of at least 25 percent in aggregate principal amount of the debt securities of that series then outstanding under that indenture by notice in writing to us (and to the trustee if given by the holders) may declare the principal amount plus accrued and unpaid interest, if any, of the debt securities of such series to be due and payable immediately; provided, however, that after such acceleration but before a judgment or decree based on the event of default is obtained, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding, under certain circumstances, may rescind such acceleration if all events of default, other than the nonpayment of accelerated principal or interest, have been cured or waived as provided in the applicable indenture. If an event of default relating to events of bankruptcy, insolvency or reorganization occurs, the principal amount plus accrued and unpaid interest, if any, on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder of those debt securities. The same provisions regarding rescission of an acceleration apply to events of default relating to events of bankruptcy, insolvency and reorganization. (Section 7.01)
     A holder of debt securities of any series may pursue a remedy under the applicable indenture only if:
•	the holder gives the applicable trustee written notice of a continuing event of default;

•	the holders of at least 25 percent in aggregate principal amount of that series then outstanding make a written request to the trustee to pursue the remedy;

•	such holder offers to the trustee indemnity reasonably satisfactory to the trustee;

•	the trustee does not comply with the request within 60 days after receipt of the notice, request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of that series then outstanding do not give the trustee a direction inconsistent with the request.
     This provision, however, does not affect the right of a holder of debt securities to sue for enforcement of payment of the principal of or interest on the holder’s debt securities on or after the respective due dates expressed in its debt security. (Section 7.04)
     The trustee will be entitled under each indenture, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified before proceeding to perform any duty or exercise any right or power under the indenture at the direction of the holders of the debt securities or that requires the trustee to expend or risk its own funds or otherwise incur any financial liability. Each indenture also provides that a majority in aggregate principal amount of the debt securities of any series then outstanding may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to that series. The trustee, however, may refuse to follow any such direction that conflicts with law or the applicable indenture, or that the trustee determines in good faith is unduly prejudicial to the rights of other holders or would involve the trustee in personal liability. (Sections 7.04 and 7.06)
     Each indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists. (Section 5.13)
     Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.
Modification of the Indentures
     Together with the trustee, we may modify the indentures without the consent of the holders for one or more of the following purposes:
•	to transfer or pledge to the applicable trustee any property or assets as security for the debt securities of one or more series or add any guarantee in respect of the debt securities of one or more series;

•	to evidence the succession of another corporation to our company, or successive successions, and the assumptions by the successor corporation of our obligations under the applicable indenture with respect to any consolidation, merger or sale transaction related to that succession that is permitted under the applicable indenture;

•	to add to our covenants contained in the applicable indenture for the benefit of the holders of the debt securities, or to surrender any right or power reserved to or conferred upon us in the applicable indenture;

•	to cure any ambiguity or to correct or supplement any defective or inconsistent provision contained in the applicable indenture or in any supplemental indenture, but only if that action does not adversely affect the interests of the holders of the debt securities;

•	to establish the form or terms of debt securities of any series as permitted by the applicable indenture;

•	to evidence the appointment of, and provide for the acceptance of appointment under the applicable indenture, of a successor trustee with respect to the debt securities of one or more series, and to add to or change any of the provisions of the applicable indenture to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

•	to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the indentures or any supplemental indenture under the Trust Indenture Act of 1939, as amended; provided that such modification or amendment does not materially and adversely affect the interests of the holders of the debt securities;

•	to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain Federal tax purposes;

•	to make such provisions with respect to matters or questions arising under the applicable indenture as may be necessary or desirable and not inconsistent with that indenture, but only if those other provisions do not adversely affect the interest of the holders of the debt securities; and

•	with respect to the subordinated indenture only, to make any change that would limit or terminate the rights of any holder of senior indebtedness under the subordination provisions (subject to any required approval of the holders of such senior indebtedness).
(Section 11.01)
     Together with the trustee, we may also make modifications and amendments to each indenture with respect to a series of debt securities with the consent of the holders of a majority in principal amount of the outstanding debt securities of that series (including consents obtained in connection with a tender offer or exchange offer for the debt securities of that series). However, without the consent of each affected holder, no modification may:
•	extend the fixed maturity of any debt security;

•	reduce the principal, premium (if any) or rate of interest on any debt security or the principal amount due upon acceleration of maturity upon an event of default;

•	extend the time of payment of interest on any debt security;

•	make any debt security payable in money other than that stated in that debt security;

•	change the time at which any debt security may or must be redeemed;

•	reduce the amount of the principal of an original issue discount debt security that would be due and payable upon an acceleration of the maturity thereof under Section 7.01 of the applicable indenture or the amount thereof provable in bankruptcy under Section 7.02 of the applicable indenture;

•	impair or affect the right to enforce any payment after the stated maturity or redemption date of the applicable debt security;

•	waive a default or event of default regarding any payment on the applicable debt securities or, if the applicable debt securities provide therefor, waive any right of repayment at the option of the holder of those debt securities;

•	reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture; or

•	with respect to the subordinated indenture only, make any change to the subordination provisions that adversely affects the rights of any holder.
(Section 11.02)
     In addition, the subordination provisions of the subordinated indenture cannot be modified to the detriment of any of our senior indebtedness without the consent of the holders of such senior indebtedness. (Sections 11.01 and 11.02 of the Subordinated Indenture)

Satisfaction and Discharge; Defeasance
     The indentures will cease to be of further effect with respect to debt securities of any series, except as may otherwise be provided in the applicable indenture or an appropriate prospectus supplement, if we have delivered to the trustee for cancellation all authenticated debt securities of that series (other than destroyed, lost or stolen debt securities and debt securities for whose payment trust funds have been segregated and held in trust as provided in the applicable indenture), paid or caused to be paid all other sums payable under the applicable indenture with respect to those debt securities and have delivered to the trustee an Officers’ Certificate and Opinion of Counsel (each as defined in the indentures) stating that the preceding two conditions have been satisfied. (Section 4.02)
     In addition, at any time, we may terminate:
•	our obligations described under “— Additional Terms Applicable to Senior Debt Securities — Covenants in the Senior Indenture” with respect to any series of senior debt securities;

•	the requirements described under “—Limitation on Consolidation, Merger and Certain Sales or Transfers of Assets” with respect to additional liens relating to outstanding senior debt securities of a series; and

•	any other restrictive covenants applicable to outstanding debt securities of a series to the extent provided in a prospectus supplement, if we irrevocably deposit with the trustee as trust funds, cash or U.S. Government securities, which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of and the interest on the debt securities of that series and all other sums payable by us under the applicable indenture in connection with those debt securities. This type of a trust may be established only if, among other things, we have delivered to the trustee an opinion of counsel stating that holders of the debt securities of such series (i) will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and discharge, and (ii) will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and discharge had not occurred. If we exercise our covenant defeasance option, payment of any series of debt securities may not be accelerated because of an event of default specified in the third “bullet point” under “—Events of Default, Notice and Waiver” with respect to the covenants described under “— Additional Terms Applicable to Senior Debt Securities — Covenants in the Senior Indenture” or any other covenant identified in the applicable prospectus supplement or our failure to comply with the requirements described under “—Limitation on Consolidation, Merger and Certain Sales or Transfers of Assets” with respect to additional liens. (Article Four)
Meetings
     The indentures contain provisions for convening meetings of the holders of debt securities of a series. (Article Ten)
     A meeting may be called at any time by the trustee, upon request by us or upon request by the holders of at least 20% in principal amount of the outstanding debt securities of the series. In each case, notice will be given to the holders of debt securities of the series, but a meeting without notice will be valid if the holders of all debt securities of the series are present in person or by proxy and if we and the trustee are present or waive notice. (Sections 10.02 and 10.03)
Replacement of Securities
     We will replace debt securities that have been mutilated, but you will have to pay for the replacement, and you will first have to surrender the mutilated debt security to the security registrar. Debt securities that become destroyed, stolen or lost will only be replaced by us, again at your expense, upon your providing evidence of destruction, loss or theft which we and the security registrar are willing to accept. In the case of a destroyed, lost or stolen debt security, we may also require you, as the holder of the debt security, to indemnify the security registrar and us before we issue any replacement debt security. (Section 2.09)

Governing Law
     The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York without regard to conflicts of laws principles thereof.
Regarding the Trustee
     We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee under the senior indenture or the trustee under the subordinated indenture. The Bank of New York is a lender under our existing credit facilities.
     The indenture and provisions of the Trust Indenture Act of 1939, which we refer to in this prospectus as the “Trust Indenture Act,” that are incorporated by reference therein, contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined under the Trust Indenture Act), it must eliminate such conflict or resign.
Additional Terms Applicable to Senior Debt Securities
     The senior debt securities will be unsecured and will rank equally with all of our other unsecured and non-subordinated debt.
     Covenants in the Senior Indenture
     Limitation on Liens. Except as set forth below, so long as any debt securities are outstanding, we will not at any time, directly or indirectly, create, incur, assume or suffer to exist, and we will not suffer or permit any Restricted Subsidiary (as defined below) to create, incur, assume or suffer to exist, except in favor of us or another Restricted Subsidiary, any mortgage, pledge or other lien or encumbrance of or upon any Principal Property (as defined below) or any shares of capital stock or indebtedness of any Restricted Subsidiary, whether owned at the date of the senior indenture or thereafter acquired, or of or upon any income or profits therefrom, if after giving effect thereto (but not to any mortgages, pledges, liens or encumbrances described in clauses (1) through (10) below) the aggregate principal amount of indebtedness secured by mortgages, pledges, liens or other encumbrances upon our property and the property of our Restricted Subsidiaries shall be in excess of five percent of Consolidated Net Worth (as defined below), without making effective provision (and we agree that in any such case we will make or cause to be made effective provision) whereby all debt securities then outstanding will be secured by such mortgage, pledge, lien or encumbrance equally and ratably with (or prior to) any and all obligations, indebtedness or claims secured by such mortgage, pledge, lien or encumbrance, so long as any such other obligations, indebtedness or claims shall be so secured.
     Nothing in the immediately preceding paragraph shall be construed to prevent us or any Restricted Subsidiary, without so securing the debt securities, from creating, assuming or suffering to exist the following mortgages, pledges, liens or encumbrances:
     (1) the following mortgages and liens in connection with the acquisition of property after the date of the senior indenture: (A) (i) any purchase money mortgage or other purchase money lien on any Principal Property acquired after the date of the senior indenture, including conditional sales and other title retention agreements; (ii) any mortgage or other lien on property acquired, constructed or improved after the date of the senior indenture created as security for moneys borrowed (at the time of or within 120 days after the purchase, construction or improvement of such property) to provide funds for the purchase, construction or improvement of such property; or (iii) any mortgage or other lien on any property acquired after the date of the senior indenture that exists at the time of the acquisition thereof and that was not created in connection with or in contemplation of such acquisition; provided in each case that (x) such mortgage or other lien is limited to such acquired property (and accretions thereto) or, in the case of construction or improvements, any theretofore unimproved real property, and (y) the aggregate amount of the obligations, indebtedness or claims secured by such mortgage or other lien does not exceed the cost to us or such Restricted Subsidiary of such acquired property or the value thereof at the time of acquisition, as determined by our Board of Directors, whichever is lower; (B) any mortgage or other lien created in connection with the refunding, renewal or extension of any obligations, indebtedness or claims secured by a mortgage or lien described in clause (A) that is limited to the same property; provided that the aggregate amount of the obligations, indebtedness or claims secured by such refunding, renewal or extended mortgage or other lien does not exceed the aggregate amount thereof secured by the mortgage or other lien so refunded, renewed or extended and outstanding at the time of such refunding, renewal or extension; or (C) any mortgage or other lien to which property acquired after the date of the senior indenture shall be subject at the time of acquisition, if the payment of the indebtedness secured thereby or interest thereon will not become, by assumption or otherwise, a personal obligation of us or a Restricted Subsidiary;
     (2) mechanics’, materialmen’s, carriers’ or other similar liens, and pledges or deposits made in the ordinary course of business to obtain the release of any such liens or the release of property in the possession of a common carrier; good faith deposits in connection with tenders, leases of real estate or bids or contracts (other than contracts for the borrowing of money); pledges or deposits to secure public or statutory obligations; deposits to secure (or in lieu of) surety, stay, appeal or customs bonds; and deposits to secure the payment of taxes, assessments, customs duties or other similar charges;
     (3) any lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege or license, or to enable us or a Restricted Subsidiary to maintain self-insurance or to participate in any arrangements established by law to cover any insurance risks or in connection with workers’ compensation, unemployment insurance, old age pensions, social security or similar matters;
     (4) the liens of taxes or assessments not at the time due, or the liens of taxes or assessments already due but the validity of which is being contested in good faith and against which adequate reserves have been established;
     (5) judgment liens, so long as the finality of such judgment is being contested in good faith and execution thereon is stayed;
     (6) easements or similar encumbrances, the existence of which does not impair the use of the property subject thereto for the purposes for which it is held or was acquired;
     (7) leases and landlords’ liens on fixtures and movable property located on premises leased in the ordinary course of business, so long as the rent secured thereby is not in default;
     (8) liens, pledges or deposits made in connection with contracts with or made at the request of any government or any department or agency thereof or made with any prime contractor or subcontractor of any tier in connection with the furnishing of services or property to any government or any department or agency thereof (“Government Contracts”) insofar as such liens, pledges or deposits relate to property manufactured, installed, constructed, acquired or to be supplied by, or property furnished to, us or a Restricted Subsidiary pursuant to, or to enable the performance of, such Government Contracts, or property the manufacture, installation, construction or acquisition of which any government or any department or agency thereof finances or guarantees the financing of, pursuant to, or to enable the performance of, such Government Contracts; or deposits or liens, made pursuant to such Government Contracts, of or upon moneys advanced or paid pursuant to, or in accordance with the provisions of, such Government Contracts, or of or upon any materials or supplies acquired for the purpose of the performance of such Government Contracts; or the assignment or pledge to any person, firm or corporation, to the extent permitted by law, of the right, title and interest of us or a Restricted Subsidiary in and to any Government Contract, or in and to any payments due or to become due thereunder, to secure indebtedness incurred and owing to such person, firm or corporation for funds or other property supplied, constructed or installed for or in connection with the performance by us or such Restricted Subsidiary of our or its obligations under such Government Contract;
     (9) any mortgage or other lien securing indebtedness of a corporation that is our successor to the extent permitted by the covenant described under “— Limitation on Consolidation, Merger, and Certain Sales or Transfers of Assets,” or securing indebtedness of a Restricted Subsidiary outstanding at the time it became a subsidiary (provided that such mortgage or other lien was not created in connection with or in contemplation of the acquisition of such Restricted Subsidiary), and any mortgage or other lien created in connection with the refunding, renewal or extension of such indebtedness that is limited to the same property, provided that the amount of the indebtedness secured by such refunding, renewal or extended mortgage or other lien does not exceed the amount of indebtedness secured by the mortgage or other lien to be refunded, renewed or extended and outstanding at the time of such refunding, renewal or extension; and
     (10) any mortgage or other lien in favor of the U.S. or any state thereof, or political subdivision of the U.S. or any state thereof, or any department, agency or instrumentality of the U.S. or any state thereof or any such political subdivision, to secure indebtedness incurred for the purpose of financing the acquisition, construction or improvement of all or any part of the property subject to such mortgage or other lien, and any mortgage or other lien created in connection with the refunding, renewal or extension of such indebtedness that is limited to the same property, provided that the amount of the indebtedness secured by such refunding, renewal or extended mortgage or other lien does not exceed the amount of indebtedness secured by the mortgage or other lien to be refunded, renewed or extended and outstanding at the time of such refunding, renewal or extension.
(Section 5.11 of the Senior Indenture)
     Limitation on Sale and Leaseback Transactions. So long as debt securities of any series are outstanding, we will not, and we will not permit any Restricted Subsidiary to, sell or transfer (other than to us or a wholly-owned Restricted Subsidiary) any Principal Property, whether owned at the date of the senior indenture or thereafter acquired, which has been in full operation for more than 120 days prior to such sale or transfer, with the intention of entering into a lease of such Principal Property (except for a lease for a term, including any renewal thereof, of not more than three years), if after giving effect thereto the Attributable Debt (as defined below) in respect of all such sale and leaseback transactions involving Principal Properties shall be in excess of five percent of Consolidated Net Worth.
     Notwithstanding the foregoing, we or any Restricted Subsidiary may sell any Principal Property and lease it back if the net proceeds of such sale are at least equal to the fair value of such property as determined by our Board of Directors and, within 120 days of such sale,
•	we redeem (if permitted by the terms of the outstanding senior debt securities), at the principal amount thereof together with accrued interest to the date fixed for redemption, such outstanding senior debt securities in an aggregate principal amount equal to such net proceeds;

•	we repay or a Restricted Subsidiary repays other Funded Debt (as defined below) in an aggregate principal amount equal to such net proceeds;

•	we deliver to the trustee, for cancellation, outstanding senior debt securities uncancelled and in transferable form, in an aggregate principal amount equal to such net proceeds; or

•	we apply such net proceeds to the purchase of properties, facilities or equipment to be used for general operating purposes.
(Section 5.10 of the Senior Indenture)
     We think it is also important for you to note that the holders of a majority in principal amount of each series of outstanding senior debt securities may waive compliance with each of the above covenants with respect to that series.
     Certain Defined Terms
     The following terms are defined in the senior indenture:
     “Attributable Debt” means, when used with respect to any sale and leaseback transaction, at the time of determination, the present value (discounted at the rate of interest implicit in the term of the lease) of the lessee’s obligation for “net rental payments” during the remaining term of the lease (including any period the lease has been, or may, at the option of the lessor, be extended). The term “net rental payments” under any lease for any period means the sum of the rental and other payments required to be paid during such period by the lessee under such lease, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.
     “Consolidated Net Worth” means our stockholders’ equity and that of our consolidated subsidiaries, as shown on our audited consolidated balance sheet in our latest annual report to our stockholders.
     “Funded Debt” means all indebtedness issued, incurred, assumed or guaranteed by us or one of our Restricted Subsidiaries, or for the payment of which we or one of our Restricted Subsidiaries is otherwise primarily or secondarily liable, maturing by its terms more than one year from its date of creation or renewable or refundable at the option of the obligor to a date more than one year from its date of creation.
     “Principal Property” means any manufacturing plant located within the U.S. (other than its territories or possessions) and owned or leased by us or any subsidiary, except any such plant that, in the opinion of our Board of Directors, is not of material importance to the business conducted by us and our subsidiaries, taken as a whole.
     “Restricted Subsidiary” means any of our subsidiaries that owns or leases a Principal Property. As noted above, the definition of Principal Property does not include foreign facilities.
     “Subsidiary” means any corporation of which we, or we and one or more subsidiaries, directly or indirectly own at the time (1) more than 50 percent of the outstanding capital stock having under ordinary circumstances (not dependent upon the happening of a contingency) voting power in the election of members of the board of directors, managers or trustees of such corporation, and (2) securities having at such time voting power to elect at least a majority of the members of the board of directors, managers or trustees of such corporation.
Additional Terms Applicable to Subordinated Debt Securities
     The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate to the prior payment in full in cash of all senior indebtedness. (Section 14.01 of the Subordinated Indenture)
     The term “senior indebtedness” is defined as:
•	any of our indebtedness, whether outstanding on the issue date of the subordinated debt securities of a series or incurred later; and

•	accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us to the extent post-filing interest is allowed in such proceeding) in respect of (a) our indebtedness for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which we are responsible or liable;
unless the instrument creating or evidencing these obligations provides that these obligations are not senior or prior in right of payment to the subordinated debt securities; provided, however, that “senior indebtedness” will not include:
•	any of our obligations to our subsidiaries;

•	any liability for Federal, state, local or other taxes owed or owing by us;

•	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees of these obligations or instruments evidencing such liabilities);

•	any of our indebtedness (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other of our indebtedness or other obligations; or

•	the subordinated debt securities.

     There is no limitation on our ability to issue additional senior indebtedness. The senior debt securities constitute senior indebtedness under the subordinated indenture.
     Under the subordinated indenture, no payment may be made on the subordinated debt securities and no purchase, redemption or retirement of any subordinated debt securities may be made in the event:
•	any senior indebtedness is not paid in full in cash when due; or

•	the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or that senior indebtedness has been paid in full in cash.
     We may, however, pay the subordinated debt securities without regard to the above restriction if the representatives of the holders of the applicable senior indebtedness approve the payment in writing to us and the trustee. (Section 14.03 of the Subordinated Indenture)
     The representatives of the holders of senior indebtedness may notify us and the trustee in writing (a “payment blockage notice”) of a default which can result in the acceleration of that senior indebtedness’ maturity without further notice (except such notice as may be required to effect such acceleration) or the expiration of any grace periods. In this event, we may not pay the subordinated debt securities for 179 days after receipt of that notice (a “payment blockage period”). The payment blockage period will end earlier if such payment blockage period is terminated: (1) by written notice to the trustee and us from the person or persons who gave such payment blockage notice; (2) because the default giving rise to such payment blockage notice is cured, waived or otherwise no longer continuing; or (3) because such senior debt has been discharged or repaid in full in cash. Notwithstanding the foregoing, if the holders of senior indebtedness or their representatives have not accelerated the maturity of the senior indebtedness at the end of the 179-day period, we may resume payments on the subordinated debt securities. Not more than one payment blockage notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to senior indebtedness during that period. No default existing on the beginning date of any payment blockage period initiated by a person or persons may be the basis of a subsequent payment blockage period with respect to the senior indebtedness held by that person unless that default has been cured or waived for a period of not fewer than 90 consecutive days. (Section 14.03 of the Subordinated Indenture)
     In the event we pay or distribute our assets to creditors upon a total or partial liquidation, dissolution or reorganization of or similar proceeding relating to us or our property:
•	the holders of senior indebtedness will be entitled to receive payment in full in cash of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment; and

•	until the senior indebtedness is paid in full in cash, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness (except that holders of subordinated debt securities may receive certain capital stock and subordinated debt). (Section 14.02 of the Subordinated Indenture)
     If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, those holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear. (Section 14.05 of the Subordinated Indenture)
     After all senior indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to receive distributions applicable to such senior indebtedness. (Section 14.06 of the Subordinated Indenture)
     As a result of the subordination provisions contained in the subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness. Furthermore, claims of our subsidiaries’ creditors generally will have priority with respect to the assets and earnings of the subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors, of our subsidiaries. It is important to keep this in mind if you decide to hold our subordinated debt securities.
     The terms of the subordination provisions described above will not apply to payments from money or the proceeds of government securities held in trust by the trustee for any series of subordinated debt securities for the payment of principal and interest on such subordinated debt securities pursuant to the defeasance procedures described under “—Satisfaction and Discharge; Defeasance.”
Conversion and Exchange Rights
     The debt securities of any series may be convertible into or exchangeable for other securities of Harris or another issuer or property or cash on the terms and subject to the conditions set forth in the applicable prospectus supplement.
Description of Capital Stock
     We have summarized some of the terms and provisions of our capital stock in this section. The summary is not complete and is qualified in its entirety by reference to each of the items identified below. You should read our Restated Certificate of Incorporation, our By-laws, the Rights Agreement (as defined below) described below and the certificate of designation relating to any particular series of preferred stock before you purchase any of our capital stock or securities convertible into shares of our capital stock because those documents and not this description set forth the terms of our capital stock.
Authorized Capital Stock
     Under our Restated Certificate of Incorporation, the total number of shares of all classes of stock that we have authority to issue is 251,000,000, of which 1,000,000 are shares of preferred stock, without par value, and 250,000,000 are shares of common stock, par value $1.00 per share. As of January 20, 2006, there were 134,027,178 shares of common stock issued and outstanding. As of December 30, 2005, 6,587,893 shares of common stock have been reserved for issuance under outstanding stock options and 6,636,060 shares have been reserved for issuance upon the conversion of our $150 million 3.5% Convertible Debentures due 2022. No shares of preferred stock have been issued, although shares of preferred stock have been reserved for issuance under the Rights Agreement. We describe the preferred stock under the heading “Preferred Stock” below.
Common Stock
     Voting. The holders of shares of our common stock are entitled to one vote for each share on all matters voted on by our stockholders, and the holders of such shares possess all voting power, except as described below under the headings “Certain Anti-Takeover Provisions of Our Restated Certificate of Incorporation, By-laws, Rights Agreement and Delaware General Corporation Law — Provisions of Our Restated Certificate of Incorporation Related to Business Combinations” and “— Anti-Greenmail Provisions of Our Restated Certificate of Incorporation,” and except as otherwise required by law or provided in any resolution adopted by our Board of Directors with respect to any series of preferred stock. There are no cumulative voting rights, except as described below under the heading “Certain Anti-Takeover Provisions of Our Restated Certificate of Incorporation, By-laws, Rights Agreement and Delaware General Corporation Law — Provisions of Our Restated Certificate of Incorporation While There is a 40% Shareholder.” Accordingly, the holders of a majority of the shares of our common stock voting for the election of directors can elect all of the directors, if they choose to do so, subject to any rights of the holders of preferred stock to elect directors.
     Dividends and Distributions. Subject to any preferential or other rights of any outstanding series of preferred stock that may be designated by our Board of Directors, the holders of shares of our common stock will be entitled to such dividends as may be declared from time to time by our Board of Directors from funds available therefor, and upon liquidation will be entitled to receive on a pro rata basis all of our assets available for distribution to such holders.

Preferred Stock
     Our Board of Directors is authorized without further stockholder approval (except as may be required by applicable law or New York Stock Exchange regulations) to provide for the issuance of shares of preferred stock, in one or more series, and to fix for each such series such voting powers, designations, preferences and relative, participating, optional and other special rights, and such qualifications, limitations or restrictions, as are stated in the resolution adopted by our Board of Directors providing for the issuance of such series and as are permitted by the Delaware General Corporation Law. See “Certain Anti-Takeover Provisions of Our Restated Certificate of Incorporation, By-laws, Rights Agreement and Delaware General Corporation Law — Preferred Stock.” If our Board of Directors elects to exercise this authority, the rights and privileges of holders of shares of our common stock could be made subject to the rights and privileges of any such series of preferred stock. The Rights Agreement provides for the issuance of shares of participating preferred stock under the circumstances specified in the Rights Agreement, upon the exercise or exchange of the rights issued thereunder. See “Certain Anti-Takeover Provisions of Our Restated Certificate of Incorporation, By-laws, Rights Agreement and Delaware General Corporation Law — Stockholder Protection Rights Agreement.”
     You should refer to the prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:
•	the title of the series and the number of shares in the series;

•	the price at which the preferred stock will be offered;

•	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

•	the liquidation preference per share;

•	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•	the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•	any listing of the preferred stock being offered on any securities exchange;

•	whether interests in the shares of the series will be represented by depositary shares;

•	a discussion of any material Federal income tax considerations applicable to the preferred stock being offered;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.

     The preferred stock of each series will rank senior to the common stock in priority of payment of dividends, and in the distribution of assets in the event of any liquidation, dissolution or winding up of Harris, to the extent of the preferential amounts to which the preferred stock of the respective series will be entitled.
     Upon issuance, the shares of preferred stock will be fully paid and non-assessable, which means that their holders will have paid their purchase price in full and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.
     The transfer agent and registrar for the preferred stock will be identified in the applicable prospectus supplement.
No Preemptive Rights
     No holder of any of our stock of any class authorized has any preemptive right to subscribe for any of our securities of any kind or class.
Transfer Agent and Registrar
     The Transfer Agent and Registrar for our common stock is Mellon Investor Services LLC.
Certain Anti-Takeover Provisions of Our Restated Certificate of Incorporation, By-laws, Rights Agreement and Delaware General Corporation Law
General
     Our Restated Certificate of Incorporation, our By-laws, the Rights Agreement and the Delaware General Corporation Law contain certain provisions that could delay or make more difficult an acquisition of control of us that is not approved by our Board of Directors, whether by means of a tender offer, open-market purchases, a proxy contest or otherwise. These provisions have been implemented to enable us to conduct our business in a manner that will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our Board of Directors to be in the best interests of us and our stockholders. See also “— Stockholder Protection Rights Agreement.” These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of us, although such a proposal, if made, might be considered desirable by a majority of our stockholders. These provisions also may have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our Board of Directors. Set forth below is a description of the provisions contained in our Restated Certificate of Incorporation, our By-laws, the Rights Agreement and the Delaware General Corporation Law that could impede or delay an acquisition of control of us that our Board of Directors has not approved. This description is intended as a summary only and is qualified in its entirety by reference to our Restated Certificate of Incorporation, our By-laws and the Rights Agreement, as well as the Delaware General Corporation Law.
Classified Board of Directors
     Our Restated Certificate of Incorporation provides for our Board of Directors to be divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of our Board of Directors will be elected each year. This provision could prevent a party who acquires control of a majority of our outstanding voting stock from obtaining control of our Board of Directors until the second annual stockholders’ meeting following the date on which the acquiror obtains the controlling stock interest and it could have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of us, in both cases increasing the likelihood that incumbent directors will retain their positions.
Number of Directors; Removal; Filling of Vacancies
     Our Restated Certificate of Incorporation and By-laws provide that the number of directors shall not be fewer than eight or more than 13, the exact number to be fixed by resolution of our Board of Directors from time to time. Directors may be removed by stockholders only for cause.

     Our Restated Certificate of Incorporation and By-laws provide that vacancies on the Board of Directors may be filled only by a majority vote of the remaining directors or by the sole remaining director.
Stockholder Action
     Our Restated Certificate of Incorporation provides that stockholder action may be taken only at an annual or special meeting of stockholders. Therefore, stockholders may not act by written consent. Our By-laws provide that special meetings of stockholders may be called only by our Board of Directors, Chairman of the Board, Chief Executive Officer or a majority of the full Board of Directors without a meeting.
Advance Notice for Stockholder Proposals or Nominations at Meetings
     Our By-laws establish an advance notice procedure for stockholder proposals to be brought before any annual or special meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual meeting or a special meeting at which directors are to be elected. Subject to any other applicable requirements, including Rule 14a-8 under the Exchange Act, only such business may be conducted at an annual meeting of stockholders as has been:
•	specified in the notice of annual meeting given by, or at the direction of, our Board of Directors;

•	brought before the meeting by, or at the direction of, our Board of Directors; or

•	brought by a stockholder who has given our Corporate Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting.
     With respect to a special meeting of the stockholders, only such business may be conducted at the meeting as has been specified in the notice of special meeting. The person presiding at such annual or special meeting has the authority to make such determinations. Only persons who are nominated by, or at the direction of, our Board of Directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to our Corporate Secretary prior to a meeting at which directors are to be elected will be eligible for election as a director.
     To be timely, notice of nominations or other business to be brought before any annual meeting must be delivered to our Corporate Secretary not fewer than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that if the annual meeting is not scheduled to be held within a period that commences 30 days before and ends 30 days after such anniversary date, such advance notice shall be given by the later of:
•	the close of business on the date 90 days prior to the date of the annual meeting; or

•	the close of business on the tenth day following the date that the annual meeting date is first publicly announced or disclosed.
     If we call a special meeting of stockholders for the purpose of electing directors, notice of nominations must be delivered to our Corporate Secretary not later than the close of business on the tenth day following the date that the special meeting date and either the names of nominees or the number of directors to be elected is first publicly announced or disclosed.
     Any stockholder who gives notice of a proposal must provide:
•	the text of the proposal to be presented;

•	a brief written statement of the reasons why he or she favors the proposal;

•	the stockholder’s name and address;

•	the number and class of all shares of each class of our stock owned of record and beneficially by such stockholder; and

•	information as to any material interest the stockholder may have in the proposal (other than as one of our stockholders).
     The notice of any nomination for election as a director must set forth:
•	the name of the nominee;

•	the number and class of all shares of each class of our capital stock owned of record and beneficially by the nominee and the information regarding the nominee required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the SEC;

•	the signed consent of each nominee to serve as a director if elected;

•	the nominating stockholder’s name and address; and

•	the number and class of shares of our stock owned of record and beneficially by such nominating stockholder.
Amendments to By-laws
     Our By-laws provide that our Board of Directors or the holders of a majority of the shares of our capital stock entitled to vote at an annual or special meeting of stockholders have the power to amend, alter, change or repeal our By-laws.
Amendment of the Restated Certificate of Incorporation
     Any proposal to amend, alter, change or repeal any provision of our Restated Certificate of Incorporation requires approval by the affirmative vote of a majority of the voting power of all of the shares of our capital stock entitled to vote on such matters, with the exception of certain provisions of our Restated Certificate of Incorporation that require a vote of 80 percent or more of such voting power.
Provisions of Our Restated Certificate of Incorporation Related to Business Combinations
     Our Restated Certificate of Incorporation provides that, in addition to any affirmative vote required by law or any other provision of our Restated Certificate of Incorporation, “business combinations” (generally defined as mergers, consolidations, sales of substantially all assets, issuances or transfers of securities with a fair market value of more than $1.0 million, and other significant transactions) involving us or any of our subsidiaries and involving or proposed by an “interested stockholder” (generally defined for purposes of these provisions as a person who beneficially owns more than 10 percent of our outstanding voting capital stock, or is an affiliate of ours and who within the prior two years was such a 10 percent beneficial owner or who has succeeded to any shares of our voting capital stock that were owned by an interested stockholder within the prior two years) or an affiliate of an interested stockholder require the approval of at least 80 percent of our then outstanding capital stock, voting as a class, provided that business combinations approved by our continuing directors (as defined in our Restated Certificate of Incorporation) or satisfying certain “fair price” and procedure provisions (generally requiring that stockholders receive consideration at least equal to the highest price paid by the interested stockholder for shares of our common stock within the prior two years) are not subject to this 80 percent vote requirement. Our Restated Certificate of Incorporation provides that these provisions cannot be amended or repealed, and that any inconsistent provision may not be adopted, without the affirmative vote of at least 80 percent of our then outstanding capital stock, voting as a single class.
Anti-Greenmail Provisions of Our Restated Certificate of Incorporation
     Our Restated Certificate of Incorporation provides that any purchase by us of shares of our voting capital stock from an “interested shareholder” (generally defined for purposes of these provisions as a person who beneficially owns more than five percent of our outstanding voting capital stock, or a person who is an affiliate of ours and who within the prior two years was such a five percent beneficial owner or who has succeeded to any shares of our voting capital stock that were owned by an interested shareholder within the prior two years) at a price higher than the market price at the time, other than pursuant to an offer to the holders of all outstanding shares of the class, requires the approval of the percentage of our then outstanding voting capital stock at least equal to the sum of the percentage held by the interested shareholder plus a majority of the remaining shares, voting as a single class. Our Restated Certificate of Incorporation provides that these provisions cannot be amended or repealed, and that any inconsistent provision may not be adopted, without the affirmative vote of at least 80 percent of our then outstanding capital stock, voting as a single class.
Provisions of Our Restated Certificate of Incorporation While There is a 40% Shareholder
     Our Restated Certificate of Incorporation provides that in any election of directors on or after the date on which any “40% shareholder” (generally defined for purposes of these provisions as a person who beneficially owns more than 40 percent of our outstanding voting capital stock, or a person who is an affiliate of ours and who within the prior two years was such a 40 percent beneficial owner or who has succeeded to any shares of our voting capital stock that were owned by an interested shareholder within the prior two years) becomes a 40% shareholder, and until such time as no 40 percent shareholder any longer exists, there shall be cumulative voting for the election of directors so that any holder of our voting capital stock will be entitled to as many votes as shall equal the number of directors to be elected multiplied by the number of votes to which the holder would otherwise be entitled and such holder may cast all of such votes for a single director, or distribute such votes among as many candidates as such holder sees fit. In any such election of directors, one or more candidates may be nominated by a majority of our disinterested directors. With respect to any person so nominated, or nominated by a holder of our voting capital stock holding shares of our voting capital stock with a market price of at least $100,000, we are required to include certain information with respect to such nominees (generally on equal terms with other nominees of our Board of Directors and management) in our proxy statement or other materials with respect to the election of directors. Our Restated Certificate of Incorporation provides that these provisions cannot be amended or repealed, and that any inconsistent provision may not be adopted, without the affirmative vote of at least 80 percent of our then outstanding capital stock, voting as a single class.
Preferred Stock
     Our Restated Certificate of Incorporation authorizes our Board of Directors to issue one or more series of preferred stock by resolution and to determine, with respect to any series of preferred stock, the terms and rights of such series. We believe that the availability of preferred stock provides us with increased flexibility in structuring possible future financing and acquisitions and in meeting other corporate needs that might arise. Having such authorized shares available for issuance allows us to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. The authorized shares of preferred stock, as well as the authorized shares of our common stock, are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of the New York Stock Exchange or any other stock exchange on which our securities may be listed. Although our Board of Directors has no intention at the present time of doing so, it does have the power (subject to applicable law) to issue a series of preferred stock that, depending on the terms of such series, could impede the completion of a merger, tender offer or other takeover attempt. For instance, subject to applicable law, such series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction. See “ — Stockholder Protection Rights Agreement.”
Stockholder Protection Rights Agreement
     On December 6, 1996, our Board of Directors declared a dividend of one right (a “Right”) for each outstanding share of our common stock held of record at the close of business on December 6, 1996 (the “Record Time”), or issued thereafter and prior to the Separation Time (as defined below), or issued thereafter pursuant to options and convertible securities outstanding at the Separation Time. The Rights were issued pursuant to a Stockholder Protection Rights Agreement, dated as of December 6, 1996 (as it may be amended from time to time, the “Rights Agreement”), between us and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), a New Jersey limited liability company, as rights agent (the “Rights Agent”). Each Right entitles its registered holder to purchase from us, after the Separation Time, one two-hundredth of a share of Participating Preferred Stock, without par value (the “Participating Preferred Stock”), for $62.50 (the “Exercise Price”), subject to adjustment.
     The Rights will be evidenced by either common stock certificates (in the case of certificated securities) or other evidence of ownership (in the case of uncertificated securities) until the close of business on the earlier of (in either case, the “Separation Time”):

•	the tenth business day (or such later date as our Board of Directors may from time to time fix by resolution adopted prior to the Separation Time that otherwise would have occurred) after the date on which any Person (as defined in the Rights Agreement) commences a tender or exchange offer that, if consummated, would result in such Person becoming an Acquiring Person (as defined below); and

•	the first date (the “Stock Acquisition Date”) of public announcement by us (by any means) that a Person has become an Acquiring Person; provided that if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be the Record Time; and provided further that if a tender or exchange offer referred to in the immediately preceding subparagraph is cancelled, terminated or otherwise withdrawn prior to the Separation Time without the purchase of any shares of our common stock pursuant thereto, such offer shall be deemed never to have been made.
     An Acquiring Person is defined in the Rights Agreement as any Person having Beneficial Ownership (as defined in the Rights Agreement) of 15 percent or more of the outstanding shares of our common stock, which term shall not include:
•	us, any of our wholly-owned subsidiaries, or any employee stock ownership or other employee benefit plan of ours or any of our wholly-owned subsidiaries;

•	any person who was the Beneficial Owner of 15 percent or more of our outstanding common stock on the date of the Rights Agreement or who shall become the Beneficial Owner of 15 percent or more of our outstanding common stock solely as a result of an acquisition of our common stock by us, until such time hereafter as such Person acquires additional shares of our common stock, other than through a stock dividend or stock split;

•	any Person who becomes an Acquiring Person without any plan or intent to seek or effect control of us if such Person promptly divests sufficient securities such that such 15 percent or greater Beneficial Ownership ceases; or

•	any Person who Beneficially Owns shares of our common stock consisting solely of (A) shares acquired pursuant to the grant or exercise of an option granted by us in connection with an agreement to merge with, or acquire, us at a time at which there is no Acquiring Person, (B) shares owned by such Person or its Affiliates or Associates (as such terms are defined in the Rights Agreement) at the time of such grant or (C) shares, amounting to less than one percent of our outstanding common stock, acquired by Affiliates or Associates of such Person after the time of such grant.
     The Rights Agreement provides that, until the Separation Time, the Rights will be transferred with and only with shares of our common stock. Common stock issued after the Record Time but prior to the Separation Time shall include one Right for each such share of our common stock and shall, in the case of certificated shares, contain a legend incorporating by reference the terms of the Rights Agreement. Notwithstanding the absence of the aforementioned legend, certificates evidencing shares of our common stock outstanding at the Record Time also shall evidence one Right for each share of our common stock evidenced thereby. Promptly following the Separation Time, separate certificates evidencing the Rights will be mailed to holders of record of our common stock at the Separation Time.
     The Rights will not be exercisable until the Separation Time. The Rights will expire on the earliest of (in any such case, the “Expiration Time”):
•	the Exchange Time (as defined below),

•	December 6, 2006, the close of business on the tenth anniversary of the Record Time,

•	the date on which the Rights are redeemed as described below, and

•	immediately prior to the effective time of a consolidation, merger or share exchange of us (A) into another corporation or (B) with another corporation in which we are the surviving corporation but shares of our common stock are converted into cash and/or securities of another corporation, in either case pursuant to an agreement entered into by us prior to a Stock Acquisition Date.
     The Exercise Price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution in the event of a common stock dividend on, or a subdivision or a combination into a smaller number of shares of our common stock or the issuance or distribution of any securities or assets in respect of, in lieu of or in exchange for shares of our common stock.
     If a Flip-in Date (as defined below) occurs prior to the Expiration Time, each Right (other than Rights Beneficially Owned by the Acquiring Person or any Affiliate or Associate thereof, which Rights shall become void) shall constitute the right to purchase from us, upon the exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of our common stock having an aggregate Market Price (as defined in the Rights Agreement) equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price. In addition, our Board of Directors, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50 percent of the outstanding shares of our common stock, may elect to exchange all (but not less than all) of the then outstanding Rights (other than Rights Beneficially Owned by the Acquiring Person or any Affiliate or Associate thereof, which Rights shall become void) for shares of our common stock at an exchange ratio of one share of our common stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Separation Time (the “Exchange Ratio”). Immediately upon such action by our Board of Directors (the “Exchange Time”), the right to exercise the Rights will terminate and each Right thereafter will represent only the right to receive a number of shares of our common stock equal to the Exchange Ratio. A “Flip-in Date” is defined in the Rights Agreement as any Stock Acquisition Date or such later date as our Board of Directors from time to time may fix by resolution adopted prior to the Flip-in Date that otherwise would have occurred.
     Whenever we become obligated under the Rights Agreement to issue shares of our common stock upon the exercise of or in exchange for the Rights, we, at our option, may substitute therefor shares of Participating Preferred Stock, at a ratio of one two-hundredth of a share of Participating Preferred Stock for each share of our common stock so issuable.
     If, prior to the Expiration Time, we enter into, consummate or permit to occur a transaction or series of transactions after the time an Acquiring Person has become such in which, directly or indirectly:
•	we consolidate or merge or participate in a share exchange with any other Person if, at the time of the consolidation, merger or share exchange or at the time we enter into any agreement with respect to any such consolidation, merger or share exchange, the Acquiring Person controls our Board of Directors and either (A) any term of or arrangement concerning the treatment of shares of our capital stock in such consolidation, merger or share exchange relating to the Acquiring Person is not identical to the terms and arrangements relating to other holders of our common stock or (B) the Person with whom the transaction or series of transactions occurs is the Acquiring Person or an Affiliate or Associate of the Acquiring Person; or

•	we sell or otherwise transfer (or one or more of our subsidiaries sell or otherwise transfer) assets (A) aggregating more than 50 percent of the assets (measured by either book value or fair market value) or (B) generating more than 50 percent of the operating income or cash flow, of us and our subsidiaries (taken as a whole) to any other Person (other than us or one or more of our wholly-owned subsidiaries) or to two or more such Persons that are affiliated or otherwise acting in concert, if, at the time of such sale or transfer of assets or at the time we (or any such subsidiary) enter into an agreement with respect to such sale or transfer, the Acquiring Person controls our Board of Directors (a “Flip-over Transaction or Event”), we shall take such action as shall be necessary to ensure, and shall not enter into, consummate or permit to occur such Flip-over Transaction or Event until we shall have entered into a supplemental agreement with the Person engaging in such Flip-over Transaction or Event or the parent corporation thereof (the “Flip-over Entity”), for the benefit of the holders of the Rights, providing that upon consummation or occurrence of the Flip-over Transaction or Event (1) each Right thereafter shall constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of common stock of the Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price and (2) the Flip-over Entity thereafter shall be liable for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all of our obligations and duties pursuant to the Rights Agreement.
     Our Board of Directors, at its option, at any time prior to the Flip-in Date, may redeem all (but not less than all) the then outstanding Rights at a price of $.01 per Right (the “Redemption Price”), as provided in the Rights Agreement. Immediately upon the action of our Board of Directors electing to redeem the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right thereafter will represent only the right to receive the Redemption Price in cash or our securities.
     The holders of Rights, solely by reason of their ownership of the Rights, will have no rights as our stockholders, including the right to vote or to receive dividends.
     The Rights Agent and we from time to time may supplement or amend the Rights Agreement without the approval of any holders of the Rights (1) prior to the Flip-in Date, in any respect, and (2) on or after the Flip-in Date, to make any changes that we may deem necessary or desirable and that shall not affect materially and adversely the interests of the holders of the Rights generally or to cure any ambiguity or to correct or supplement any inconsistent or defective provision contained therein.
     The Rights will not prevent a takeover of us. However, the Rights may cause substantial dilution to a person or group that acquires 15 percent or more of our common stock unless the Rights first are redeemed by our Board of Directors. Nevertheless, the Rights should not interfere with a transaction that is in the best interests of us and our stockholders because the Rights can be redeemed on or prior to the Flip-in Date, before the consummation of such transaction.
Delaware General Corporation Law
     Under Section 203 of the Delaware General Corporation Law (“Section 203”), certain “business combinations” (generally defined to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions that increase the interested stockholder’s percentage ownership of stock) between a publicly held Delaware corporation and an “interested stockholder” (generally defined as those stockholders who become beneficial owners of 15 percent or more of a Delaware corporation’s voting stock or their affiliates) are prohibited for a three-year period following the date that such stockholder became an interested stockholder. This three-year waiting period does not apply when:
•	the corporation has elected in its certificate of incorporation not to be governed by Section 203;

•	either the business combination or the proposed acquisition of stock resulting in the person becoming an interested stockholder was approved by the corporation’s board of directors before the other party to the business combination became an interested stockholder;

•	upon consummation of the transaction that made such person an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by officers who are also directors or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan); or

•	the business combination was approved by the corporation’s board of directors and also was ratified by two-thirds of the voting stock that the interested stockholder did not own.
     Under certain circumstances, Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. Our Restated Certificate of Incorporation does not exclude us from the restrictions imposed under Section 203. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our Board of Directors because the stockholder approval requirement would be avoided if a majority of the directors then in office approved either the business combination or the transaction that results in the stockholder becoming an interested stockholder. Such provisions also may have the effect of preventing changes in our management. It is possible that such provisions could make it more difficult to accomplish transactions that stockholders otherwise may deem to be in their best interests.
Description of Depositary Shares
     We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.
     The shares of preferred stock underlying the depositary shares will be deposited with a depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts evidencing the depositary shares. The depositary will be a bank or trust company selected by us, having its principal office in the United States of America and must have a combined capital and surplus of at least $50,000,000. The depositary will also act as the transfer agent, registrar and dividend disbursing agent for the depositary shares.
     Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
     The following is a summary of the most important terms of the depositary shares. The deposit agreement, our Restated Certificate of Incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC will set forth all of the terms relating to the depositary shares.
Dividends and Other Distributions
     The depositary will distribute all cash dividends or other cash distributions received relating to the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The record date for the depositary shares will be the same date as the record date for the preferred stock.
     In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution. However, if the depositary determines that it is not feasible to make the distribution, the depositary may, with our approval, adopt another method for the distribution. The method may include selling the property and distributing the net proceeds to the holders.
Liquidation Preference
     In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Redemption of Depositary Shares
     If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving notice from us and not fewer than 35 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares.

Voting the Preferred Stock
     Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in a manner consistent with the instructions of the holders of the depositary receipts. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.
Withdrawal of Preferred Stock
     Except as may be provided otherwise in the applicable prospectus supplement, owners of depositary shares are entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. After any such withdrawal, these holders of preferred stock will not be entitled to deposit the shares of preferred stock under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.
Conversion or Exchange of Preferred Stock
     If the prospectus supplement relating to depositary shares says that the deposited preferred stock is convertible into or exchangeable for our capital stock or other securities, the following will apply. The depositary shares, as such, will not be convertible into or exchangeable for any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions to instruct us to cause conversion or exchange of the preferred stock represented by the depositary shares into or for whole shares of our capital stock or other securities, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for conversion or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.
Amendment and Termination of Deposit Agreement
     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding.
     The deposit agreement may be terminated by us or the depositary only if:
•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution relating to the preferred stock in connection with our dissolution, and that distribution has been made to all the holders of depositary shares.
Charges of Depositary
     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement. In certain circumstances, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt, if the charges are not paid.
Reports to Holders
     The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary any reports and communications we deliver to the depositary as the holder of preferred stock.
Liability and Legal Proceedings
     Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper persons.
Resignation and Removal of Depositary
     The depositary may resign at any time by delivering a notice to us of its election to do so. We may also remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. In addition, the successor depositary must be a bank or trust company having its principal office in the United States of America and must have a combined capital and surplus of at least $50,000,000.
Federal Income Tax Consequences
     Owners of the depositary shares will be treated for Federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. Accordingly, the owners will be entitled to take into account for Federal income tax purposes income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:
•	no gain or loss will be recognized for Federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares;

•	the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged; and

•	the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which the person owned the depositary shares.
Description of Warrants
     We may issue warrants, in one or more series, for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

Debt Warrants
     The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, including the following:
•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the aggregate number of warrants outstanding;

•	the designation and terms of the debt securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities issued with the warrants and the number of warrants issued with each debt security;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. Federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	the identity of the warrant agent;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.
Common Stock or Preferred Stock Warrants
     The prospectus supplement relating to a particular issue of warrants to purchase shares of common stock or preferred stock will describe the terms of the warrants, including the following:
•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the shares of common stock or the designation and terms of the preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities issued with the warrants and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. Federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.
Exercise of Warrants
     Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or the number of shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.
     Until a holder exercises the warrants to purchase our debt securities or shares of our common stock or preferred stock, the holder will not have any rights as a holder of our debt securities or shares of our common stock or preferred stock, as the case may be, by virtue of ownership of warrants.

Plan of Distribution
     We may offer and sell these securities in any one or more of the following ways:
•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any such methods of sale.
     Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:
•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with brokers or dealers; and

•	any other information we think is important.
     If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.
     Such sales may be effected:
•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	in transactions otherwise than on such exchanges or services or the over-the-counter market;

•	through the writing of options; or

•	through other types of transactions.
     The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
     The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
     Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
     If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:
•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.
     In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
     Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.
     Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

     Each series of securities other than common stock will be a new issue of securities with no established trading market. Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.
     The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.
     If more than 10 percent of the net proceeds of any offering of securities made under this prospectus will be received by members of the National Association of Securities Dealers, Inc., which we refer to in this prospectus as the “NASD”, participating in the offering or by affiliates or associated persons of such NASD members, the offering will be conducted in accordance with NASD Conduct Rule 2710(h). The maximum compensation we will pay to underwriters in connection with any offering of the securities will not exceed 8% of the maximum proceeds of such offering.
     To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
     Our common stock is quoted on the New York Stock Exchange under the symbol “HRS”. The other securities are not listed on any securities exchange or other stock market and, unless we state otherwise in the applicable prospectus supplement, we do not intend to apply for listing of the other securities on any securities exchange or other stock market. Accordingly, we give you no assurance as to the development or liquidity or any trading market for the securities.
Legal Matters
     Unless otherwise specified in the applicable prospectus supplement, the validity of these securities will be passed upon for us by our outside counsel, Holland & Knight LLP, Jacksonville, Florida. Unless otherwise disclosed in the applicable prospectus supplement, certain matters will be passed upon for any underwriters, dealers or agents, if any, by Cravath, Swaine & Moore LLP, New York, New York.
Experts
     Our consolidated financial statements appearing in our Annual Report on Form 10-K for the fiscal year ended July 1, 2005 (including the schedule appearing therein), and our management’s assessment of the effectiveness of internal control over financial reporting as of July 1, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following is a statement of the estimated expenses, other than underwriting discounts and commissions, to be incurred by the Registrant in connection with a distribution of an assumed amount of $500,000,000 of securities registered under this Registration Statement. The assumed amount has been used to demonstrate the expenses of an offering and does not represent an estimate of the amount of securities that may be registered or distributed because such amount is not known at this time.

SEC Registration Fee(1)	$53,500
Legal Fees and Expenses	$50,000
Accounting Fees and Expenses	$80,000
Indenture Trustees’ Fees and expenses	$20,000
Printing, Engraving and Mailing Expenses	$65,000
Rating Agency Fees	$244,000
Miscellaneous	$10,000

Total(1)	$522,500

(1)	Under Rules 456(b) and 457(r) of the Securities Act of 1933, the registration fee will be paid at the time of any particular offering of securities under this Registration Statement, and is therefore not currently determinable. In accordance with Rule 457(p) under the Securities Act of 1933, the unused amount of the registration fee with respect to Registration Statement No. 333-108486 filed on September 3, 2003 shall be applied to pay the first $16,180 of the registration fee that will be payable with respect to this Registration Statement.
Item 15. Indemnification of Directors and Officers
     Section 145 of the Delaware General Corporation Law (“DGCL”) permits a corporation to indemnify any person who was, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful.
     This power to indemnify applies to actions brought by or in the right of the corporation to procure a judgment in its favor as well, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with the further limitation that in such actions no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
     Where a present or former director or officer has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in the prior paragraphs, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.
     The Registrant’s By-Laws provide for indemnification of (among others) the Registrant’s current and former directors and officers to the full extent permitted by law. The Registrant’s By-Laws also provide that expenses (including attorneys’ fees) incurred by any such person in defending actions, suits or proceedings shall be paid or reimbursed by the Registrant promptly upon demand.
     As permitted by Section 102(b)(7) of the DGCL, the Registrant’s Restated Certificate of Incorporation provides that its directors will not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the

Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, which concerns unlawful payment of dividends, stock purchases or redemptions, or (d) for any transaction from which the director derived an improper personal benefit.
     While the Restated Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate that duty. Accordingly, the Restated Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care. The provisions described in the preceding paragraph apply to an officer of the Registrant only if he or she is a director of the Registrant and is acting in his or her capacity as a director, and do not apply to officers of the Registrant who are not directors.
     As permitted by the DGCL, the Registrant maintains officers’ and directors’ liability insurance that insures against claims and liabilities (with stated exceptions) that officers and directors of the Registrant may incur in such capacities. In addition, the Registrant has entered into indemnification agreements with each of the directors and executive officers pursuant to which each director and executive officer is entitled to be indemnified to the fullest extent allowable under Delaware law.
Item 16. Exhibits
     The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description

1(a)	Form of Agency Agreement (to be filed, if necessary, by a Form 8-K or by amendment).

1(b)	Form of Underwriting Agreement (Debt Securities) (to be filed, if necessary, by a Form 8-K or by amendment).

1(c)	Form of Underwriting Agreement (Equity Securities) (to be filed, if necessary, by a Form 8-K or by amendment).

2(a)	Arrangement Agreement between Harris Corporation and Leitch Technology Corporation, dated August 31, 2005, incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 2, 2005. (Commission File Number 1-3863)

2(b)	Amending Agreement, dated as of September 12, 2005, between Harris Corporation and Leitch Technology Corporation, incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 19, 2005. (Commission File Number 1-3863)

2(c)	Agreement and Plan of Merger, dated as of October 6, 2004, by and among Harris Corporation, Sunshine Merger Corp. and Encoda Systems Holdings, Inc., incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 6, 2004. (Commission File Number 1-3863)

3(a)	Restated Certificate of Incorporation of Harris Corporation (1995), incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996, filed with the SEC on May 2, 1996. (Commission File Number 1-3863)

3(b)	By-Laws of Harris Corporation, as amended and restated effective October 28, 2005, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 3, 2005. (Commission File Number 1-3863)

4(a)	Specimen stock certificate for the Company’s Common Stock, incorporated herein by reference to Exhibit 4(a) to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2004, filed with the SEC on January 27, 2005. (Commission File Number 1-3863)

Exhibit No.	Description

4(b)(i)	Stockholder Protection Rights Agreement, between Harris Corporation and Mellon Investor Services, LLC (formerly ChaseMellon Shareholder Services, LLC) as Rights Agent, dated as of December 6, 1996, incorporated herein by reference to Exhibit 1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 6, 1996. (Commission File Number 1-3863)

4(b)(ii)	Certificate of Adjustment, dated as of March 22, 2005, delivered to the Rights Agent under the Stockholder Protection Rights Agreement, dated as of December 6, 1996, incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 30, 2005. (Commission File Number 1-3863)

4(c)	Indenture, dated as of September 3, 2003, between Harris Corporation and The Bank of New York, as Trustee, relating to unlimited amounts of debt securities which may be issued from time to time by the Registrant when and as authorized by the Registrant’s Board of Directors or a committee of the Board, incorporated herein by reference to Exhibit 4(b) to the Registrant’s Registration Statement on Form S-3, Registration Statement No. 333-108486, filed with the SEC on September 3, 2003. (Commission File Number 1-3863)

4(d)	Subordinated Indenture, dated as of September 3, 2003, between Harris Corporation and The Bank of New York, as Trustee, relating to unlimited amounts of debt securities which may be issued from time to time by the Registrant when and as authorized by the Registrant’s Board of Directors or a committee of the Board, incorporated herein by reference to Exhibit 4(c) to the Registrant’s Registration Statement on Form S-3, Registration Statement No. 333-108486, filed with the SEC on September 3, 2003. (Commission File Number 1-3863)

4 (e)	Form of Senior Debt Security (to be filed, if necessary, by a Form 8-K or by amendment).

4 (f)	Form of Subordinated Debt Security (to be filed, if necessary, by a Form 8-K or by amendment).

4 (g)	Form of Convertible Debt Security (to be filed, if necessary, by a Form 8-K or by amendment).

4 (h)	Form of Preferred Stock Certificate of Designation (to be filed, if necessary, by a Form 8-K or by amendment).

4 (i)	Form of Deposit Agreement (to be filed, if necessary, by a Form 8-K or by amendment).

4 (j)	Form of Depositary Receipt (included in Exhibit 4(h)).

4 (k)	Form of Debt Securities Warrant Agreement (including form of Warrant Certificate) (to be filed, if necessary, by a Form 8-K or by amendment).

4 (l)	Form of Preferred Stock Warrant Agreement (including form of Warrant Certificate) (to be filed, if necessary, by a Form 8-K or by amendment).

4 (m)	Form of Common Stock Warrant Agreement (including form of Warrant Certificate) (to be filed, if necessary, by a Form 8-K or by amendment).

5	Opinion of Holland & Knight LLP.

12	Statement regarding computation of ratio of earnings to fixed charges.

15	Letter regarding Unaudited Interim Financial Information.

23(a)	Consent of Holland & Knight LLP (included in Exhibit 5).

23(b)	Consent of Ernst & Young LLP.

24	Power of attorney.

Exhibit No.	Description

25(a)	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.

25(b)	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.

Item 17. Undertakings
The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or contained in a form prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (7) To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
     (8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, State of Florida, on this 6th day of March, 2006.

HARRIS CORPORATION (Registrant)
By:	/s/ Howard L. Lance
Howard L. Lance
Chairman of the Board, President and Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Howard L. Lance Howard L. Lance	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	March 6, 2006
/s/ Gary L. McArthur Gary L. McArthur	Vice President and Chief Financial Officer (Principal Financial Officer)	March 6, 2006
/s/ Lewis A. Schwartz Lewis A. Schwartz	Principal Accounting Officer	March 6, 2006
/s/ Thomas A. Dattilo* Thomas A. Dattilo	Director	March 6, 2006
/s/ Terry D. Growcock* Terry D. Growcock	Director	March 6, 2006
/s/ Lewis Hay III* Lewis Hay III	Director	March 6, 2006
/s/ Karen Katen* Karen Katen	Director	March 6, 2006
/s/ Stephen P. Kaufman* Stephen P. Kaufman	Director	March 6, 2006
/s/ Leslie F. Kenne* Leslie F. Kenne	Director	March 6, 2006
/s/ David B. Rickard* David B. Rickard	Director	March 6, 2006
/s/ James C. Stoffel* James C. Stoffel	Director	March 6, 2006
/s/ Gregory T. Swienton* Gregory T. Swienton	Director	March 6, 2006
/s/ Hansel E. Tookes* Hansel E. Tookes	Director	March 6, 2006

By:	*/s/ Scott T. Mikuen	March 6, 2006
Scott T. Mikuen
Attorney-in-Fact pursuant to a power of attorney

EXHIBIT INDEX

Exhibit No.	Description

1(a)	Form of Agency Agreement (to be filed, if necessary, by a Form 8-K or by amendment).

1(b)	Form of Underwriting Agreement (Debt Securities) (to be filed, if necessary, by a Form 8-K or by amendment).

1(c)	Form of Underwriting Agreement (Equity Securities) (to be filed, if necessary, by a Form 8-K or by amendment).

2(a)	Arrangement Agreement between Harris Corporation and Leitch Technology Corporation, dated August 31, 2005, incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 2, 2005. (Commission File Number 1-3863)

2(b)	Amending Agreement, dated as of September 12, 2005, between Harris Corporation and Leitch Technology Corporation, incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 19, 2005. (Commission File Number 1-3863)

2(c)	Agreement and Plan of Merger, dated as of October 6, 2004, by and among Harris Corporation, Sunshine Merger Corp. and Encoda Systems Holdings, Inc., incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 6, 2004. (Commission File Number 1-3863)

3(a)	Restated Certificate of Incorporation of Harris Corporation (1995), incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996, filed with the SEC on May 2, 1996. (Commission File Number 1-3863)

3(b)	By-Laws of Harris Corporation, as amended and restated effective October 28, 2005, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 3, 2005. (Commission File Number 1-3863)

4(a)	Specimen stock certificate for the Company’s Common Stock, incorporated herein by reference to Exhibit 4(a) to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2004, filed with the SEC on January 27, 2005. (Commission File Number 1-3863)

4(b)(i)	Stockholder Protection Rights Agreement, between Harris Corporation and Mellon Investor Services, LLC (formerly ChaseMellon Shareholder Services, LLC) as Rights Agent, dated as of December 6, 1996, incorporated herein by reference to Exhibit 1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 6, 1996. (Commission File Number 1-3863)

4(b)(ii)	Certificate of Adjustment, dated as of March 22, 2005, delivered to the Rights Agent under the Stockholder Protection Rights Agreement, dated as of December 6, 1996, incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 30, 2005. (Commission File Number 1-3863)

4(c)	Indenture, dated as of September 3, 2003, between Harris Corporation and The Bank of New York, as Trustee, relating to unlimited amounts of debt securities which may be issued from time to time by the Registrant when and as authorized by the Registrant’s Board of Directors or a committee of the Board, incorporated herein by reference to Exhibit 4(b) to the Registrant’s Registration Statement on Form S-3, Registration Statement No. 333-108486, filed with the SEC on September 3, 2003. (Commission File Number 1-3863)

4(d)	Subordinated Indenture, dated as of September 3, 2003, between Harris Corporation and The Bank of New York, as Trustee, relating to unlimited amounts of debt securities which may be issued from time to time by the Registrant when and as authorized by the Registrant’s Board of Directors or a committee of the Board, incorporated herein by reference to Exhibit 4(c) to the Registrant’s Registration Statement on Form S-3, Registration Statement No. 333-108486, filed with the SEC on September 3, 2003. (Commission File Number 1-3863)

Exhibit No.	Description

4 (e)	Form of Senior Debt Security (to be filed, if necessary, by a Form 8-K or by amendment).

4 (f)	Form of Subordinated Debt Security (to be filed, if necessary, by a Form 8-K or by amendment).

4 (g)	Form of Convertible Debt Security (to be filed, if necessary, by a Form 8-K or by amendment).

4 (h)	Form of Preferred Stock Certificate of Designation (to be filed, if necessary, by a Form 8-K or by amendment).
4 (i)	Form of Deposit Agreement (to be filed, if necessary, by a Form 8-K or by amendment).

4 (j)	Form of Depositary Receipt (included in Exhibit 4(h)).

4 (k)	Form of Debt Securities Warrant Agreement (including form of Warrant Certificate) (to be filed, if necessary, by a Form 8-K or by amendment).

4 (l)	Form of Preferred Stock Warrant Agreement (including form of Warrant Certificate) (to be filed, if necessary, by a Form 8-K or by amendment).

4 (m)	Form of Common Stock Warrant Agreement (including form of Warrant Certificate) (to be filed, if necessary, by a Form 8-K or by amendment).

5	Opinion of Holland & Knight LLP.

12	Statement regarding computation of ratio of earnings to fixed charges.

15	Letter regarding Unaudited Interim Financial Information.

23(a)	Consent of Holland & Knight LLP (included in Exhibit 5).

23(b)	Consent of Ernst & Young LLP.

24	Power of attorney.

25(a)	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.

25(b)	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.